EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-3 of our report dated January 30, 1999 (February 22, 1999 as to the third paragraph of Note 14) incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Registration Statement.




/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois
August 10, 1999